As filed with the Securities and Exchange Commission on May 8, 2012.

Registration No. 333-175866

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TIM W.E. SGPS, S.A.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Republic of Portugal	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Avenida Infante Santo

2H, 3º 1350-178

Lisbon, Portugal

+351-212-487-800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, NY 10011

(212) 590-9200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Michael J. Willisch, Esq. Davis Polk & Wardwell LLP Paseo de la Castellana 41 Madrid, Spain 28046 Phone: (34) 91 768-9610 Fax: (34) 91-768-9710	Sebastian R. Sperber, Esq. Cleary Gottlieb Steen & Hamilton LLP City Place House, 55 Basinghall Street London EC2V 5EH Phone: (44) 20 7614-2200 Fax: (44) 20 7600-1698

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment is being filed solely to include Exhibits 1.1 and 4.1 to the Registration Statement (Registration No. 333-175866). No other changes have been made to the Registration Statement. Accordingly, this amendment consists only of the facing page and this explanatory note.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lisbon, Portugal on May 8, 2012.

TIM w.e. SGPS, S.A.

By:	/s/ Diogo Ahrens Teixeira Salvi
	Name:	Diogo Ahrens Teixeira Salvi
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Diogo Ahrens Teixeira Salvi Diogo Ahrens Teixeira Salvi	CEO and Director (Principal Executive Officer)	May 8, 2012

* António Rafael de Brito Fouto	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 8, 2012

* Ricardo Manuel Brás Calçado Carvalho	Director	May 8, 2012

* Paulo Jorge Passos Salgado	Director	May 8, 2012

* Martim Avillez de Azevedo Menezes	Director	May 8, 2012

* Tomás de Mello Paes de Vasconcelos	Director	May 8, 2012

* Nuno Silvério Marques	Director	May 8, 2012

* Bernardo Reynolds de Carvalho	Director	May 8, 2012

/s/ Donald Puglisi Donald Puglisi	Authorized Representative of TIM w.e. SGPS, S.A. in the United States	May 8, 2012

* By:	/s/ Diogo Ahrens Teixeira Salvi Diogo Ahrens Teixeira Salvi Attorney-in-fact	May 8, 2012

EXHIBIT INDEX

1.1	Form of Underwriting Agreement*

3.1	Bylaws (amended and restated)**

4.1	Specimen certificate evidencing common shares*

5.1	Opinion of CCA Advogados as to the validity of the common shares**

8.1	Opinion of CCA Advogados as to Portuguese tax matters (included in Exhibit 5.1)**

8.2	Opinion of Davis Polk & Wardwell LLP as to U.S. tax matters**

10.1	Mobile Carrier Agreement – Vivo (Brazil) (English translation)**

10.2	Datacenter Agreement – Mainroad Information Technology (English translation)**

21.1	List of Subsidiaries**

23.1	Consent of KPMG & Associados – Sociedade de Revisores Oficiais de Contas, S.A.**

23.2	Consent of CCA Advogados (included in Exhibit 5.1)**

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 8.2)**

24.1	Powers of Attorney (included on signature page)**

99.1	TIM w.e. SGPS, S.A. Code of Ethics**

*	Filed herewith
**	Previously filed